Geos Communications Introduces Growth and Development Strategy to Accelerate the Global Mobile Community

Geos Communications™, Inc. (OTCBB: GCMI), a leading developer and distributor of mobile applications and services, today introduced its future growth initiatives. Geos (formerly i2Telecom International, Inc.) will leverage its core competencies in VoIP and technology development along with its robust intellectual property portfolio to introduce solutions for the growing global mobile community. Key applications and technologies will be brought to market through strategic and pervasive distribution channels for enterprises, small-to-medium businesses (SMBs) and consumers with global, mobile needs. Geos products are designed to provide solutions for any mobile device on cellular and/or Wi-Fi networks: smartphones, cell phones, MP3s, computers, notebooks, netbooks, PMPs, smartbooks and superphones.

"We see significant growth opportunity in the rapidly growing community of mobile users eager for simple and cost-effective solutions to operate and communicate globally," said Andy Berman, CEO of Geos Communications. "Our goal is to deliver a seamless user experience that joins our productivity-enhancing technologies with applications across existing and emerging platforms and devices. We are transforming our business into a mobile application, technology development and distribution company with global reach. We are accomplishing this by relying on products that we have developed, which are protected by a patent portfolio, and with products for which we have negotiated distribution rights with strategic partners. The right strategic partners and distribution networks are keys to our success as we look to expand our reach and grow the business.

"We are already seeing success with MyGlobalTalk™, our premiere application designed to make global calls simple and affordable, and save users up to 80% in global calling charges. Through a single account, MyGlobalTalk users can connect to our network through a variety of devices such as smartphones, cell phones, landlines, computers, notebooks and netbooks. We plan to continue to build on our product portfolio by executing on an aggressive acquisition and partnering strategy. We have already made great progress on this front as evidenced by our mutual distribution agreement with shoot it!, LLC. shoot it! is an exciting postcard messaging mobile application that works across multiple platforms and represents an ideal fit for the types of partnering opportunities we are looking to cultivate.

"We will continue to target distribution partnerships and acquisition candidates similar to shoot it! that offer marketable technologies and apps with residual fee structures that provide attractive, recurring and predictable revenue streams. Our introduction of additional exciting and relevant, device and geographic agnostic products coupled with pervasive and strategic distribution solutions will position us to emerge as a leader in the global, mobile solutions and distribution market," Mr. Berman concluded.

Initial Applications Portfolio

MyGlobalTalk

MyGlobalTalk is designed to allow both individual and enterprise users throughout the world the ability to reduce the cost of communicating. MyGlobalTalk and MyGlobalTalk Business are easy to download, easy to use and easy to maintain. In addition, Geos' products offer significant advantages compared with competing products currently on the market, including:

•	A secure world-class network, designed for interoperability and scalability in an SAS-compliant environment;

•	Exceptional call quality using industry standard, SIP-based network architecture, producing minimal lag time, and that works anywhere cellular service is available;

•	The lowest-cost/highest-quality internet telephony-based international telephone calls from a smartphone, cell phone, landline/desk phone or PC/netbook;

•	No international plan needed - no hidden fees - no contracts - no connection fees - no expiration dates;

•	Consumer pre-pay (for individual users), designed for those who need flexibility or a pay-as-you-go solution; and,

•	A simple, intuitive mobile application for BlackBerry®, iPhone™, Android™, Symbian™ and Windows® Mobile operating systems.

shoot it!

shoot it! is a postcard messaging application that allows users to take a picture using their smartphone, create a personal message and send it off as a REAL paper postcard from anywhere in the world to any mailbox in North America, Western Europe and Asia. This new 'postcard messaging' service blends old technology with new technology while giving the consumer a tangible alternative to SMS or MMS. shoot it!'s smartphone application currently supports the iPhone, BlackBerry OS 4.6 and higher, Android and Windows Mobile operating systems. The shoot it! service will also soon be accessible via the web. shoot it! has immediate plans to expand its offering to South America, with other markets to follow shortly after. Downloads can be found at www.shootit.com, BlackBerry App World, iTunes for the iPhone and Android Marketplace. shoot it! is a privately held company based in Scottsdale, Arizona. For additional information, visit shoot it! at www.geoscommunications.com.

Intellectual Property Portfolio

Geos' solutions are supported by an intellectual property portfolio. Geos has been issued five patents, has one additional patent allowed pending formal issuance by the USPTO, and has 13 patent applications pending. The patents contain a broad range of claims covering the company's proprietary technologies and products.

Distribution Profile

Geos' addressable market spans the globe with an initial focus on China, the US and South America. Geos' products are designed to work across multiple platforms and devices. In 2010, global smartphone unit growth alone is estimated to accelerate 38% year-over-year (from 18% in 2009), with smartphones accounting for 19% of total handsets.1

To address this opportunity, Geos has and is developing key partnerships among the most immediately relevant, rapid adoption markets through unique, highly strategic and pervasive distribution channels. For example, Geos entered into a distribution agreement with Duo Guo, aretail channel for the discovery and download of licensed mobile content in China, the world's largest mobile emerging market. Through its strategically placed kiosks in highly trafficked first and second tier cities, Duo Guo provides a wide range of services including mobile-content downloads, ticketing, mobile coupon distribution and advertising, along with exclusive rights in China to MyGlobalTalk and shoot it! content. Duo Guo has established partnerships with major retailers including Wal-Mart, China Unicom, Suning and FunTalk. Duo Guo currently has approximately 100 kiosks in 15 cities including Shanghai and Beijing, and the Guangzhou, Shandong, Jiangsu and Zhejiang provinces. Duo Guo is also implementing plans for rapid expansion across Mainland China.

Under its distribution agreement with Duo Guo Geos gains immediate, unparalleled distribution and access to China's more than 400 million people with mobile phones but who have no regular broadband internet access from which to download content.

Internal Resources and Corporate Governance

Geos Communications is led by an accomplished leadership team with proven expertise in building profitable, scalable enterprises and shareholder value. Management, the board of directors and the company's trusted advisors provide a solid foundation of industry, management and operational expertise in global emerging communications technology. With more than 125 years of combined senior-level experience, they are fostering a thriving growth culture founded in an extensive knowledge base of intellectual property development, strategic alliances, sales, marketing and distribution expertise, and public company experience.

The board of directors of Geos Communications sets high standards for the company's employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the board of directors to serve as a prudent fiduciary for shareholders and to oversee the management of the company's business. In January 2010, to further its commitment to best-practice financial reporting integrity, transparency and corporate governance, Geos appointed BDO Seidman, LLP, a leading audit firm, to serve as the company's independent registered public accountants.

Brand Development

Geos Communications is actively working to develop brand recognition through an aggressive marketing campaign that includes branding its products under the Geos name, launching new websites and introducing high-profile endorsements for its flagship products. Geos' premiere product, MyGlobalTalk, is currently endorsed by Fred Couples, PGA TOUR veteran and President's Cup Captain, and PGA TOUR player Tom Pernice, Jr.

The company's new name Geos, introduced in October 2009, represents a merging of two key themes. To the Greeks, Eos was responsible for the new day, or dawn much like Atlas held the world. He was not a god – more like a titan. Geo refers to the earth or world. The combination of these two concepts produces the dawn of a new era or day around the world in global communication.

Geos recently introduced a cockatoo as its new logo. Why does Geos have a cockatoo for the logo? He speaks every language, he comes in lots of colors and he has great hair.

About Geos Communications, Inc.

Geos Communications, Inc. is creating solutions for the rapidly growing global, mobile community. Leveraging a unique combination of transformational technology, intellectual property as well as strategic and pervasive distribution channels, Geos provides products and applications that support the mobility of enterprises, small-to-medium businesses (SMBs) and consumers. MyGlobalTalk by Geos is a premier application designed to significantly reduce the cost of making international long-distance calls from any device: smartphone, cell phone, landline/desk phone or computer. MyGlobalTalk is endorsed by Fred Couples, PGA TOUR veteran and President's Cup Captain, and PGA TOUR player Tom Pernice, Jr. For additional information, visit www.geoscommunications.com or www.myglobaltalk.com.

To be added to Geos Communications' email list to receive news directly, please send your request to geos@tpg-ir.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act

With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including, but not limited to, product acceptance, economic, competitive, governmental, results of litigation, technological and/or other factors which are outside the control of the company. Actual results and developments may differ materially from those contemplated by these statements depending on such factors as changes in general economic conditions and financial or equity markets, technological changes, and other business risk factors. Geos Communications, Inc. does not assume, and expressly disclaims, any obligation to update these forward-looking statements.

1 October 2009, Goldman Sachs report: The Smartphone Disruption.

Investor Relations Contacts:
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Kristen McNally / Brandi Floberg
+1-212-481-2050
geos@tpg-ir.com
or
Media Contact:
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Jerry Rose, APR
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jrose@commlinks.com
2/2/2010 8:00:00 AM